DEAN HELLER
Secretary of State

206 North Carson Street

Carson City, NV 89701-4299	Document Number 20070770594-41
(775) 684 5708	File Date and Time 11/01/2007 10:28 AM
Website: secretaryofstate.biz	Entity Number E0775672007-6

Articles of Incorporation

(Pursuant to NRS 78)

1.	Name of Corporation: GREYHOUND COMMISSARY, INC.

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served).

Name:	John Price

8116 Pacific Cove Drive	Las Vegas_______Nevada 89128
Street Address	City	Zip Code

3.	Shares: (number of shares corporation is authorized to issue)

Number of shares with par value:50,000,000	Par Value: $0.001

Number of shares without par value:0

4.	Name & Addresses of Board of Directors/Trustees:

1. Name: Geoff Williams

19 East 200 South, Suite 1080	Salt Lake City	UT	84111
Street Address	City	State	Zip Code

2. Name: Nancy Ah Chong

19 East 200 South, Suite 1080	Salt Lake City	UT	84111
Street Address	City	State	Zip Code

3. Name:

____________________________________________________________________
Street Address	City	State	Zip Code

5.	Purpose: The purpose of the corporation shall be:
Seeking potential business opportunities to acquire or merge with

6.	Name, Address and Signature of Incorporator:
Name: Nancy Ah Chong	Signature _/S/ Nancy Ah Chong____
19 East 200 South, Suite 1080	Salt Lake City	UT	84111
Street Address	City	State	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation

/S/ John Price___________________________________	October 5, 2007_____
Authorized Signature of R.A. or on behalf of R.A. Company	Date